150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190182477-01
Secretary of State	Filing Date and Time: 04/25/2019 8:00 AM
State of Nevada	Entity Number: C2969-2004

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

MHHC Enterprises, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The Corporation shall designate Five Hundred Thousand (500,000) shares of Series A Preferred Stock, par value $0.0001, with designation as described in the attached.

3. Effective date of filing: (optional) 04/25/2019

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X Frank Hawley

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.